                                                                      Exhibit 99
                                                                      ----------



                                                     February 13, 2003


Citigroup Inc.
399 Park Avenue
New York, New York 10043

Citigroup Capital IX
399 Park Avenue
New York, New York 10043

                   Re:      Registration Statement on Form S-3
                            Registration No. 333-102206
                            ---------------------------

Ladies and gentlemen:

               We have acted as counsel to Citigroup Inc., a Delaware corporation (the "Company"), and Citigroup Capital IX, a statutory trust formed under the laws of the state of Delaware (the "Trust"), in connection with the above-captioned registration statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on December 26, 2002, as amended by Amendment No. 1 thereto filed with the Commission on January 28, 2003 (such registration statement, as so amended, the "Registration Statement") for the purpose of registering (i) Capital Securities representing undivided beneficial interests in the assets of the Trust and (ii) Junior Subordinated Deferrable Interest Debentures issued by the Company to the Trust, in connection with the sale of the Capital Securities.

               This opinion is being provided to you in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act of 1933.

               In rendering our opinion set forth below, we have reviewed the Registration Statement, the prospectus thereunder dated February 5, 2003 (the "Prospectus") and such other materials as we have deemed necessary or appropriate as a basis for our opinion. In addition, we have considered the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, judicial decisions and Internal Revenue Service ("Service") rulings, all of which are subject to change, possibly with retroactive effect. A change in the authorities upon which our opinion is based could affect our conclusions. There can be no assurances, moreover, that the opinion expressed herein will be accepted by the Service or, if challenged, by a court.

               Based solely upon and subject to the foregoing, we are of the opinion that, although the discussion set forth in the Prospectus under the heading "UNITED STATES FEDERAL INCOME TAXATION" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Capital Securities to an initial holder of the Capital Securities, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the Capital Securities to such holder.

               Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the issuance of the Capital Securities, the Junior Subordinated Deferrable Interest Debentures or of any transaction related to or contemplated by such issuance. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law. We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus and the filing of this opinion with the Commission as Exhibit 8.01 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.


                                         Very truly yours,

                                         /s/ Skadden, Arps, Slate, Meagher &
                                             Flom LLP





                                       2